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                                                                     Exhibit 5.1


                                                      August ____, 1999



Westbank Corporation
225 Park Avenue
West Springfield, Massachusetts 01089-3326

Ladies and Gentlemen:

     We have acted as counsel to Westbank Corporation, a Delaware corporation (the "Company"), and Westbank Capital Trust I, a Delaware business trust (the "Trust"), in connection with the preparation of the Registration Statement on Form S-2 (the "Registration Statement") filed by the Company and the Trust with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) up to $1,700,000 of the Trust's Capital Securities, liquidation amount of $10.00 per capital security (the "Capital Securities"), (ii) the guarantee by the Company of the Capital Securities, with respect to distributions and payments upon liquidation, redemption and otherwise (the "Guarantee") and (iii) up to $17,000,000 principal amount of Junior Subordinated Deferrable Interest Debentures due 2029 (the "Junior Subordinated Debentures") to be issued by the Company. In rendering the opinions set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Delaware.

     In connection with these opinions, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

     (i) the Registration Statement, as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on August 26, 1999, as amended;

     (ii) the certificate of trust of the Trust filed with the Secretary of State of the State of Delaware on August 25, 1999;

     (iii) the form of Amended and Restated Declaration of Trust (the "Declaration"), by and among Wilmington Trust Company, as property trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware trustee, the Company, as sponsor, and, Donald R. Chase, Gary L. Briggs and John M. Lilly as administrative trustees;
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Westbank Corporation
August __, 1999                                                      Page 2.



     (iv) the form of certificate evidencing the Capital Securities;

     (v) the form of Indenture (the "Indenture"), by and between Wilmington Trust Company, as indenture trustee, and the Company pursuant to which the Company will issue the Junior Subordinated Debentures;

     (vi) the form of certificate evidencing the Junior Subordinated Debentures;

     (vii)     the form of Guarantee;

     (viii) the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company; and

     (ix) resolutions adopted by the Board of Directors of the Company in connection with the issuance of the Guarantee and the Junior Subordinated Debentures.

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinions set forth herein. As to matters of fact, we have examined and relied upon the information relating to Company and the Trust contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers or other representatives of the Company and the Trust, the trustees and public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than the Company and the Trust had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

     Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. The Capital Securities have been duly authorized, and, when (i) the Declaration and the Indenture have been duly executed and delivered and qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (ii) the Capital Securities are issued and sold in accordance with the Registration Statement and the Declaration, the Capital Securities will be fully paid and non-assessable undivided beneficial interests in the assets of the Trust, subject to the qualifications set forth in this and in the following paragraph, and entitle the holders thereof to the benefits of the Declaration, except as rights to indemnity and contribution thereunder may be limited under applicable law, and subject to the qualifications that
(a) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial
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Westbank Corporation
August __, 1999                                                     Page 3.


decisions affecting the enforcement of creditors' rights generally or the reorganization of financial institutions and (b) the enforceability of the Trust's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

     The holders of the Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. The holders of the Capital Securities may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Capital Securities and the issuance of replacement Capital Securities and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

     2. The Guarantee has been duly authorized, and, when (i) the Declaration and the Indenture have been duly executed and delivered and qualified under the Trust Indenture Act and (ii) the Guarantee is issued by the Company as contemplated in the Registration Statement, the Guarantee will constitute a valid and binding agreement of the Company in favor of the holders of the Capital Securities, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law, and subject to the qualifications that (a) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors' rights generally or the reorganization of financial institutions, and (b) the enforceability of the Company's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

     3.  The Junior Subordinated Debentures have been duly authorized, and, when
(i) the Declaration and the Indenture have been duly executed and delivered and qualified under the Trust Indenture Act and (ii) the Junior Subordinated Debentures are issued and sold in accordance with the Registration Statement and the Indenture, the Junior Subordinated Debentures will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution thereunder may be limited under applicable law, and subject to the qualifications that (a) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors' rights generally or the reorganization of financial institutions, and (b) the enforceability of the Company's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.
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Westbank Corporation
August __, 1999                                                       Page 4.

     In rendering the opinions set forth above, we have not passed upon and do not purport to pass upon the application of securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

     This opinion is given solely for the benefit of the Company, the Trust and investors who purchase the Capital Securities pursuant to the Registration Statement and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of Securities" in the Prospectus which forms a part of the Registration Statement.

                                    Very truly yours,

                                    Thacher Proffitt & Wood



                                    By:____________________________